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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Summary Financial Data," "Selected Financial Data," and "Experts" and to the use of our reports dated January 16, 1998, with respect to the consolidated financial statements of Booth Creek Ski Holdings, Inc., dated September 30, 1997, with respect to the combined financial statements of The Resort Group of Fibreboard Corporation (wholly-owned subsidiaries of Fibreboard Corporation), dated January 25, 1997 and September 30, 1997, with respect to the combined financial statements of Waterville Valley Ski Area., Ltd., dated May 15, 1997, with respect to the combined financial statements of Ski Lifts, Inc., and dated June 27, 1997, with respect to the combined financial statements of Grand Targhee Incorporated, included in the Registration Statement on Form S-4 and related Prospectus of Booth Creek Ski Holdings, Inc. for the registration of $17,500,000 of its 12.5% Series B Senior Notes due 2007.

                                          ERNST & YOUNG LLP

Sacramento, California
March 20, 1998